UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 18, 2015

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following statements relate to the 2014 fiscal year results of Lattice Semiconductor Corporation (“Lattice”) and are included in a confidential information memorandum that Lattice expects to provide to certain banks and other financing sources, as further described below in Item 7.01:

Lattice’s Consumer end market revenue decreased 8% in fiscal 2014, after increasing 180% in fiscal 2013. Consumer market revenue in 2014 decreased slightly due to declines in volume for certain of Lattice’s iCE40 products at a major OEM.

For fiscal 2014, Lattice’s Industrial end market revenue increased 14% when compared to fiscal 2013. This increase was primarily due to broad market strengthening in the second half of fiscal 2014, specifically in Europe and Japan.

Lattice’s revenue in the Communications end market is largely dependent on a small number of large telecommunications equipment providers. For fiscal 2014, Communications end market revenue increased 21% primarily driven by demand to support the telecommunications infrastructure build out in China, largely in the first half of 2014.

Americas revenue increased 2% in fiscal 2014 due to increased sales volumes of late life-cycle products in the Industrial end market, largely in the fourth quarter of 2014.

The increase in [research and development] expense in fiscal 2014, compared to fiscal 2013, was primarily due to increased engineering mask, project-based outside engineering services, variable compensation and amortization costs. More than 10% of these increases were offset by lower facility expenses.

The increase in [selling, general and administrative] expense in fiscal 2014 compared to fiscal 2013 was primarily due to increases in commissions as a result of improved revenue, increased stock compensation expense and increased legal and professional service expenses.

Lattice has over 7,800 customers, many of which are large, multi-national technology providers. A large portion of Lattice’s revenue depends on sales to a limited number of customers. During fiscal 2014, Samsung Electronics Co., Ltd. accounted for 19% of total revenue. Additionally its top five customers accounted for approximately 45% of its total revenue. If any of these relationships were to diminish, or if these customers were to develop their own solutions, or adopt an alternative solution or a competitor’s solution, Lattice’s results could be adversely affected.

Historically the largest percentage of its revenue has been derived from customers participating in the communications end market. A significant portion of that revenue comes from two large China-based telecommunication equipment providers. In fiscal 2013, the company experienced significant revenue growth in the consumer end market; as a result Samsung Electronics Co., Ltd. accounted for 19% of total revenue in 2014. Huawei was the only other individual OEM customer, from any end market that accounted for more than 10% of total revenue in 2014 at 12%.

The statements above should be read together with Lattice’s press release announcing its fourth quarter 2014 and fiscal year 2014 financial results, which is attached as an exhibit to its Form 8-K furnished on February 2, 2014, and with its Form 10-Q for the three and nine months ended September 27, 2014 and Form 10-K for its 2013 fiscal year.

Approximately 60% of total operating expenses are headcount related.

Item 7.01.	Regulation FD Disclosure.

As previously reported, on January 26, 2015, Lattice, Silicon Image, Inc. (“Silicon Image”), and Cayabyab Merger Company, a wholly owned subsidiary of Lattice (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Lattice has agreed to acquire Silicon Image (the “Proposed Acquisition”). Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01 is selected information contained in a confidential information memorandum that Lattice expects to provide to certain banks and other financing sources in connection with the Proposed Acquisition.

The information in this Current Report on Form 8-K (“Current Report”), including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Exhibit 99.1 includes financial information of Silicon Image. Other than as specified in Exhibit 99.1, the Silicon Image financial information was obtained from Silicon Image and Lattice takes no responsibility for its accuracy or completeness.

Non-GAAP Financial Measures

Exhibit 99.1 includes financial measures, referred to as “Adjusted EBITDA” and “free cash flow,” that adjust earnings or income from operations for interest, taxes, depreciation and amortization and that exclude equity compensation expense, restructuring expenses and other specifically identified non-routine or non-recurring items or capital expenditures, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management’s, investors’ and prospective lenders’ ability to evaluate Lattice’s operating results and ability to repay its obligations.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than Lattice does, limiting their usefulness as a comparative tool. Lattice compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. Lattice further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP measures. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within Exhibit 99.1 with Lattice’s GAAP financial measures.

Forward-Looking Statements

Exhibit 99.1 contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the timing and magnitude of synergies expected to be achieved as a result of the Proposed Acquisition, the sources and uses of funds expected to finance the Proposed Acquisition, and the opportunities that Lattice or Silicon Image or the combined companies may successfully achieve, including the ability to achieve revenues, Adjusted EBITDA or free cash flows on a basis consistent with the companies’ fiscal year 2014 results. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors.

These forward-looking statements are statements of management’s opinion and are subject to various assumptions, known and unknown risks, uncertainties and changes in circumstances that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to complete the Offer or the Merger in a timely manner or at all; the availability of financing, including the financing contemplated by the amended and restated commitment letter among Lattice, Jefferies Finance LLC, HSBC Bank USA, N.A. and HSBC Securities (USA) Inc. on attractive terms or at all; Lattice’s ability to successfully integrate the operations, product lines, technology and employees of Silicon Image and realize synergies from the Merger; and other risks described in Lattice’s filings with the Securities and Exchange Commission, which can be accessed at the SEC web site, www.sec.gov. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Lattice undertakes no obligation to update any forward-looking statements.

Notice to Investors

The information contained in this Current Report on Form 8-K, including the information contained in Exhibit 99.1, does not constitute an offer to buy or a solicitation of an offer to sell any securities. Lattice and Merger Sub have filed a Tender Offer Statement on Schedule TO with U.S. Securities and Exchange Commission (“SEC”) containing an offer to purchase all of the outstanding shares of common stock of Silicon Image, Inc. for $7.30 per share. The tender offer is being made solely by means of the offer to purchase, and the exhibits filed with respect thereto (including the letter of transmittal), which contain the full terms and conditions of the tender offer. INVESTORS AND SECURITY HOLDERS OF SILICON IMAGE, INC. ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE

THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Lattice through the Web site maintained by the SEC at http://www.sec.gov or through Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Selected information contained in a confidential information memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: February 18, 2015	By:	/s/ Byron W. Milstead
Byron W. Milstead
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Selected information contained in a confidential information memorandum

7